FORM 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

For Registration of certain classes of securities
pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
GEOCOM RESOURCES, INC.
(Exact name of registrant as specified in its charter)
NEVADA	98-0349734
(State of incorporation or organization)	(IRS Employer Identification No.)
1030 W. Georgia Street, Suite 1208, Vancouver, B.C., Canada V6E 2Y3, Tel: 604-662-7900
(Address of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box:       [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box:       [  ]

Securities Act registration statement file number to which this form relates (if applicable):  333-62482

Title of Class: Common Shares

Item 1. Description of Registrant's Securities to be Registered

Common Stock

We are registering our common stock, which is our only class of stock. Our authorized capital is 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

have equal rateable rights to dividends from funds legally available if and when as and if declared by our board of directors;

are entitled to share rateably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All our shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Restated Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Form 8-A, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Item 2. Exhibits
Exhibit No.	Document Description
1	Registration Statement on Form SB-2, effective December 26, 2001.
2	Articles of Incorporation
3	Bylaws
4	Specimen Stock Certificate

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: /s/ Andrew B. Stewart

Date: February 7, 2002

By: Andrew B. Stewart, Secretary, Corporate Finance Officer and member of Board of Directors

FORM 8-A
EXHIBIT 1

As filed with the Securities and Exchange Commission on December 18, 2001

Registration No. 333-62484

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2 - SIXTH AMENDMENT

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______GEOCOM RESOURCES INC.______
(Exact name of registrant as specified in its charter)

NEVADA	1381	98-0349734
(State of incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)
GEOCOM RESOURCES INC. 1030 W. Georgia Street, Suite 1208 Vancouver, BC, Canada V6E 2Y3 (604) 662-7900___________________ (Address, Zip Code and Telephone Number of Principal Executive Offices)	Robert Paul Turner, Esq. Sutton Law Center 699B Sierra Rose Drive Reno, Nevada 89511 (775) 824-0300____________________ (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Securities To Be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock:	2,000,000	$0.10	$200,000	$100

[1] Estimated solely for purposes of calculation the registration fee pursuant to Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Prospectus

GEOCOM RESOURCES INC.

SHARES OF COMMON STOCK

No Minimum - 2,000,000 Maximum

Prior to this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

Talal Yassin, one of our officers and directors, will be the only person offering or selling our shares.

Investing in our common stock involves certain risks. See "Risk Factors" starting at page 6.
	Price Per Share	Maximum Aggregate Offering Price	Maximum Proceeds to Us
Common Stock	$0.10	$200,000	$150,000

There is no minimum number of shares that has to be sold in this offering. Because there is no minimum number of shares that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table. If we do not raise at least $100,000 in this offering we will not be able to continue with our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 26, 2001.

SUMMARY OF OUR OFFERING

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus, and particularly the Risk Factors section, review our financial statements and review all other information that is incorporated by reference in this prospectus.

Summary Information About Our Company

We are a development stage oil and gas exploration company. We have no properties or business operations. We acquired a 5% working interest in a farm-out agreement in respect of the exploration and development of certain oil and gas interests located in California known as the Coalinga Nose Prospect. To date we have paid a total of $72,060 in respect of this interest. This amount completed our acquisition and exercise of the option to participate in the project and included our proportionate share of costs in respect the initial test well. We have additional and ongoing obligations to pay our proportionate share of costs in respect of the initial test well and any subsequent wells on the Prospect. We are entitled to participate in any revenues arising from any oil or natural gas discovered on the Prospect only if we continue to pay our proportionate share of drilling and completion costs. See the "Business" section for a more detailed description of our proposed plan for continuing participation in the Coalinga Nose Prospect.

On May 4, 2001 we issued a total of 5,000,000 shares of common stock to Talal Yassin, Andrew B. Stewart and Lawford Duprés, our officers and directors, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Our administrative office is located at 1030 W. Georgia St., Suite 1208, Vancouver, British Columbia, Canada V6E 2Y3, telephone (604) 662-7900 and our registered statutory office is located at Suite 880 - 50 West Liberty Street, Reno, Nevada, 89501. Our fiscal year end is June 30.

The Offering

Following is a brief summary of this offering. Please see the "Plan of Distribution; Terms of the offering" in this prospectus for a more detailed description of the terms of the offering.

Securities being offered	Up to 2,000,000 shares of common stock, par value $0.00001
Offering price per share	$0.10
Offering period	The shares are being offered for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days.
Maximum possible net proceeds to our company	Up to $150,000
Use of proceeds	We will use the proceeds to pay for offering expenses and to pay our proportionate share of ongoing costs in respect of the Coalinga Nose Prospect. See "Use of Proceeds."
Number of shares outstanding Before the offering	5,000,000
Maximum possible number of shares outstanding After the offering	7,000,000

We will sell the shares in this offering through Talal Yassin, one of our officers and directors. Mr. Yassin intends to offer the shares through advertisements and investment meetings and to friends of our officers and directors.

There is no minimum number of shares that have to be sold in this offering and the shares will be sold on a best efforts basis only. If we do not raise at least $100,000 in this offering we will not be able to continue with our proposed operations and we will go out of business. If we go out of business, investors will lose their entire investment.

We are not listed for trading on any exchange or an automated quotation system. Because we are not listed for trading on any exchange or automated quotation system, you may not be able to resell your shares.

RISK FACTORS

Please consider the following risk factors before deciding to invest in the common stock.

RISKS ASSOCIATED WITH OUR COMPANY:

1. Our auditors have issued a going concern opinion because we may not be able to achieve our objectives and we may have to suspend or cease our proposed operations entirely.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue with our proposed business operations for the next twelve months. We believe that if we do not raise at least $100,000 from our offering, we may have to suspend or cease operations within four months.

2. We have no operating history and have maintained losses since inception which we expect to continue into the future.

We were incorporated in June 2000 and only just recently acquired a 5% working interest in respect of the Coalinga Nose Prospect in California. We have not realized any revenues to date. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $375,173. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

the results of the exploration on the Coalinga Nose Prospect the performance of all parties to the participation option agreement as contracted our ability to acquire, explore and develop profitable oil and gas properties or interests our ability to generate ongoing revenues

our ability to reduce exploration and development costs

our ability to compete with more established oil and gas exploration companies

Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are costs and expenses associated with the research, exploration and development of oil and gas properties. We may fail to generate revenues in the future. Failure to generate revenues will cause us to go out of business.

3. Coalinga Nose Prospect~~,~~ has no known oil or gas reserves. Oil or gas may not ever be discovered on the Prospect, and even if oil or gas is discovered, production may not be profitable.

The Coalinga Nose Prospect has no known oil or natural gas reserves. The companies currently exploring the prospect have not identified any oil or natural gas on the property and they may never find any oil or natural gas. Even if they find that there is oil or natural gas on the prospect, they may be unable to recover the oil or natural gas. Even if oil or natural gas is recovered, we may not be able to make a profit from our very limited participation option.

4. We do not own any property on which to explore for oil and natural gas and unless we are able to continually acquire ~~any~~ property or interests that profitably produce oil gas our business will fail.

We do not own any property on which to explore for oil and natural gas. If the Coalinga Nose Prospect does not profitably produce oil or gas and we are unable to acquire any property or other participation interests that profitably produce oil or gas our business will fail and you will lose your entire investment. We may never be able to acquire any property or any other interests. Even if we do acquire our own property we may never be able to explore for oil and gas. Even if we do explore for oil and gas, we may never discover any oil or gas. Even if we discover oil or gas, we may still never make a profit. Even if we acquire other participation interests they may not profitably produce any oil or gas. If we are unable to continually locate and acquire new properties or interests that produce oil and natural gas our business will fail because the volume of production from oil and natural gas reserves declines as reserves are depleted.

5. If no oil or gas reserves are found and developed by the companies exploring the Coalinga Nose Prospect and we are unable to acquire other participation interests that produce oil or natural gas then you will lose your investment.

Our success depends on the success of the companies exploring the Coalinga Nose Prospect locating and developing oil or natural gas reserves on the Prospect. If they are unable to find an oil or natural gas reserve containing oil or natural gas or they cannot develop the oil or gas reserve, either because they do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment. If we are unable to acquire other interests that produce oil or natural gas you will lose your investment.

6. If we do not raise at least $100,000 in this offering we will be unable to continue our proposed operations and you will lose all your investment. The risk that you could lose all of your investment increases with any shortfall of the $200,000 maximum amount that we are trying to raise.

Because we are a very small company with limited capital, we require the proceeds from this offering to pay our proportionate share of costs in respect of our 5% working interest on the Coalinga Nose Prospect. We must raise at least $100,000 in this offering to be able to pay our offering expenses, pay our estimated final costs in respect of the initial test well and participate in at least one subsequent well on the Prospect. If it turns out that we have not raised enough money to pay our proportionate costs in respect of the initial test well or subsequent wells on the Prospect, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and cannot raise it, we will have to suspend or cease operations. In particular, if we are unable to pay our offering expenses and our remaining share of costs in respect of the initial test well we will go out of business and you will lose your investment. If we are unable to pay our proportionate share of costs in respect of any and all subsequent wells drilled on the Prospect we will not be able to participate in any revenues arising from them. If we are unable to participate in any revenues arising from wells drilled on the Prospect we will go out of business and you will lose your entire investment.

Even if we raise the entire $200,000 maximum amount we are trying to raise in this offering you could lose all of your investment if we do not have enough money to implement and complete our proposed business operations. The risk that you could lose all of your investment increases with any shortfall of the $200,000 maximum amount that we are trying to raise in this offering. Your risk increases because if we raise less money it would be more likely that we will not have sufficient funds to implement or complete our proposed business operations. We will close this offering in 90 days even if the amount we raise only a nominal amount and we will not refund any money we raise. We need a minimum of $50,000 to cover our estimated offering expenses. We may not even be able to raise this amount. If we are not able to raise sufficient funds to cover our estimated operating expenses and implement and complete our proposed business operations we will go out of business and you will lose your entire investment.

7. Our company's success is materially dependent on the use of seismic survey data and exploratory drilling activities.

The success of our proposed business materially depends on successful use of three and four-dimensional seismic surveying data. Although we believe that the proper use of seismic data will increase the probability of successful exploratory drilling and reduce costs through the elimination of prospects that might otherwise be drilled we may be wrong. Even with the proper use seismic data, exploratory drilling is a highly speculative activity. Even when fully utilized and properly interpreted, seismic data can only assist geoscientists in identifying subsurface structures and does not enable a determination as to whether hydrocarbons are present. The use of seismic data and other advanced technologies is expensive and requires greater pre-drilling expenditures than traditional drilling strategies. We could incur losses as result of such increased expenditures.

The success of our proposed business materially depends on successful exploratory drilling. Exploratory drilling involves many risks, including the most fundamental risk that no oil or natural gas is discovered. Other risks include unexpected drilling conditions, such as pressure or irregularities in surface formations, equipment failures, accidents and adverse weather conditions. There are also substantial costs for exploratory drilling. The success of our current and future projects will depend on our ability to minimize costs for successful exploratory drilling. If we are unsuccessful in this, we may go out of business.

8. Even if we locate oil or natural gas, our success will be substantially dependent upon the prevailing prices of oil and natural gas.

Even if oil or natural gas is discovered on the Coalinga Nose Prospect or on any future interest we may acquire, our success is substantially dependent upon the prevailing price of oil and natural gas. Oil and natural gas prices are extremely volatile and subject to wide fluctuations in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors beyond our control. These factors include the level of consumer product demand, weather conditions, domestic and foreign governmental regulation, the price and availability of alternative fuels, political conditions in the Middle East, the foreign supply of oil and natural gas, the price of foreign imports and overall economic conditions. It is impossible for us to predict future oil and natural gas price movements. If the prices of oil and gas decline, this may harm our business.

9. Because we are small and do not have much capital~~,~~ we must limit our exploration and development. This may prevent us from realizing any revenues and you may lose your investment as a result.

Because we are small and do not have much capital, we must limit the time and money we expend on exploration and development of interests that we may acquire. In particular, we will not:

devote the time we would like to exploring any property or interest which we acquire.

spend as much money as we would like to exploring any property or interest which we acquire.

rent the quality of equipment we would like to have for exploration.

have the number of people working on any property or interest that we acquire that we would like to have.

By limiting our operations, it will take longer to generate revenues to us and for you to realize any profit on your investment. If we do not discover oil or gas, you will not realize anything on your investment. There are other larger exploration companies that could and probably would spend more time and money in exploring any property that we may acquire.

10. If we do not have access to all of the equipment, supplies, materials and services needed, we may have to suspend our operations as a result. If we have to suspend operations this may harm our business.

Competition and unforeseen limited sources of supplies in the industry may result in occasional spot shortages of equipment, supplies and materials. In particular, we may experience possible unavailability of drilling rigs, drill pipe as well as materials and services used in oil and natural gas drilling. Such unavailability could result in increased costs and delays to our operations. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

11. Our business is subject to the normal operating risks common to companies engaged in oil and natural gas operations. If one of more of these risks materialize this may result in substantial financial harm to our company.

Our business is subject to many operational risks common to oil and gas exploration companies. These risks include hazards such as well blowouts, craterings, explosions, uncontrollable flows of oil, fires, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards. We may elect not to obtain insurance in respect of these risks if we believe the cost of doing so is excessive and, in accordance with industry practice, many of our contractors may also elect not to obtain insurance against some of these risks. The occurrence of a risk not fully covered by insurance could severely harm our financial situation.

12. The success of our business will require that we keep up with technological advancements in the oil and gas industry. If we are unable implement new technologies we will be unable to compete and our business will fail.

The oil and gas industry is characterized by rapid and significant technological advances. If our competitors use or develop new technologies that we do not have we will be forced, at significant cost to our company, to implement the same new technologies or suffer a competitive disadvantage. We may not be able to respond to these competitive pressures and we may be unable to implement new technologies on a timely basis or at an acceptable cost to our business. If we are unable to implement and utilize the most advanced commercially available technology in a cost efficient manner our business will fail.

13. Our business is regulated by various government laws and regulations. Compliance with these laws and regulations is onerous and costly.

Our business is subject to many federal, state and local government laws and regulations which are subject to frequent change in response to political and economic conditions. We are unable to predict the ultimate cost of compliance with these requirements or their affect on our operations. Matters regulated include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells and unitization and pooling of properties and taxation. Regulations may also impose price controls and limitations on production so as to conserve oil and gas supplies. Environmental and health laws regulate production, handling, storage, transportation and disposal of oil and natural gas, by-products from crude oil and natural gas and other substances and materials produced or used in connection with crude oil and natural gas operations. We must comply with all of these applicable laws and regulations as failure to do so would subject our company to substantial potential liability. Compliance with these laws and regulations will be onerous and costly.

14. We are completely relying on the performance of other companies to carry out the exploration and development of the Coalinga Nose Prospect and if those companies fail to perform as expected we may not make any profit and you may lose your entire investment.

In our current project we are completely relying upon the skill and performance of other companies to carry out the exploration and development of the Coalinga Nose Prospect. The companies may not perform according to industry standards or meet our expectations. The companies may fail to properly use seismic data and exploratory drilling, use proper tools and equipment, take adequate safety measures, obtain insurance and comply with all applicable laws and regulations. If the companies on whom we rely fail to perform as expected or according to industry standards then we may not make any profit and you may lose all of your investment.

15. Our officers and directors lack experience in oil and gas explorations and will be devoting only a fraction of their professional time to our activities. If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment.

Our officers and directors have little or no direct experience in the management or operation of oil or gas explorations. Only one of our directors, Lawford Duprés, has any experience within the oil and gas industry but will be devoting only approximately 1% of his professional time to our operations. Our other current directors and officers, Talal Yassin and Andrew Stewart, have no experience in oil and gas explorations and will be devoting only approximately 5% of their professional time to our operations. Our management's lack of experience may make us more vulnerable than others companies to certain risks, and it may also cause us to be more vulnerable to business risks associated with errors in judgment that could have been prevented by more experienced management. In particular, if management's estimates of expenditures are erroneous our business will fail and you will lose your entire investment. Our management's lack of previous experience may harm our operations or cause us to go out of business.

16. Because our directors have foreign addresses this may create potential difficulties relating to service of process in the event that you wish to serve them with legal documents.

None of our current directors and officers have resident addresses in the United States. Two of our directors and officers, Talal Yassin and Andrew Stewart, are resident in Canada. Our other director, Lawford Duprés, is resident in the West Indies. Because all of our directors and officers have foreign addresses this may create potential difficulties relating to the service of legal or other documents on any of them in the event that you wish to serve them with legal documents.

17. We owe one of our officers and directors a substantial amount of money that he is entitled to demand at any time and if he demands repayment of the amount we owe him it may compromise our business operations and you could lose your entire investment.

Our President, Talal Yassin, has loaned us a total of $80,173. The amount consists of $22,500 paid by Mr. Yassin to acquire the 5% working interest in the Coalinga Nose Prospect. This interest was assigned by to our company by Mr. Yassin in exchange for a first promissory payable note to him in the amount of $22,500 plus interest. In addition, the total loan amount from Mr. Yassin to our company consists of $49,560 that was paid by Mr. Yassin on behalf of our company in respect of our company's obligation to pay its proportionate share of costs of its 5% working interest in the Coalinga Nose Prospect and to exercise its option in respect of that interest. This amount was paid in exchange for a second promissory note payable to Mr. Yassin in the amount of $49,560 plus interest. In addition, our company has incurred professional and administrative expenses of $8,113 that were paid by Mr. Yassin on behalf of the company in exchange for two additional promissory notes in the respective amounts of $4,043 and $4,070 plus interest. Under the terms of the promissory notes Mr. Yassin is entitled to demand repayment at any time. If Mr. Yassin demands repayment of the money owed to him before we are in a position to pay it this may harm our proposed business operations and new investors may lose their investment.

18. We may conduct further offerings in the future in which case your shareholdings will be diluted.

We may conduct further offerings in the future to finance our current project or to finance subsequent projects that we decide to undertake. If we decide to raise money or conduct further offerings in the future your shareholdings will be diluted.

RISKS ASSOCIATED WITH THIS OFFERING:

19. There is no minimum number of shares that must be sold and we will not refund any funds to you.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to pay costs associated with our working interest in the Coalinga Nose Prospect. No money will be refunded to you under any circum stances.

20. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

21. Because Messrs. Yassin, Stewart and Duprés will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be the directors and you may not be able to elect any directors.

Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Yassin, Stewart and Duprés will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Messrs. Yassin, Stewart and Duprés will be able to elect all of our directors and control our operations.

22. You are risking up to $200,000 to fund our proposed operations. If our proposed operations fail for any reason, you will lose your entire investment.

You will be providing up to $200,000 to fund our proposed operations. Since you are providing all of the cash for our proposed operations, if we cease our proposed operations for any reason, you will lose your entire investment.

23. Messrs. Yassin, Stewart and Duprés' control prevents you from causing a change in the course of our operations.

Because Messrs. Yassin, Stewart and Duprés will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

24. There is no public trading market for our common stock, so you may be unable to sell your shares.

There is currently no public trading market for our common stock. A market may never develop for our common stock. If a market does not develop, it will be very difficult, if not impossible for you to resell your shares.

25. Sales of common stock by our officers and directors will likely cause the market price for the common stock to drop.

A total of 5,000,000 shares of stock were issued to our three officers and directors. They paid an average price of $0.056 per share. Subject to the restrictions described under "Future Sales by Existing Stockholders" on page 32 of this prospectus, they will likely sell a portion of their stock if the market price goes above $0.10. If they do sell there stock into the market, the sales may cause the market price of the stock to drop.

CAUTIONARY STATEMENT REGARDING FORWARDING-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

USE OF PROCEEDS

The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used for offering expenses. We will use the net proceeds as follows:

Amount raised:	$50,000	$100,000	$150,000	$200,000

Allocation
Offering expenses	$50,000	$50,000	$50,000	$50,000
Our estimated proportionate share of costs on the Coalinga Nose Prospect	$0	$45,000	$95,000	$145,000
Working capital	$0	$5,000	$5,000	$5,000

Our estimated proportionate share of costs on the Coalinga Nose Prospect are the expenditures we plan to make in connection with our 5% working interest in respect of the initial well and subsequent wells on the Prospect. To acquire and exercise our 5% working interest in respect of the initial test well on Pool A of the Prospect, and to cover our proportionate share of costs in respect of this, we paid a total of $72,560. We anticipate our remaining costs in respect of the initial test well on Pool A to be approximately $15,000 for completion. This estimate is based on our 5% share of the completion costs of $300,000. We expect to participate in at least one subsequent well drilled in Pool A on the Prospect. We anticipate our costs to be approximately $35,000 per well, including all drilling and completion costs. This estimate is based on our net 3.75% proportionate share of costs for subsequent wells drilled in Pool A and estimated drilling and completion costs of $900,000 per well. This amount is based on the costs we have paid in respect of our proportionate interest in the initial test well. If the initial test well on Pool A is successful, we also expect to participate in a second test well on Pool B. We anticipate our costs for the second test well on Pool B to be approximately $17,500, including drilling and completion costs. This estimate is based on our net 2.5% proportionate share of costs for the test well on Pool B and estimated drilling and completion costs of $900,000 per well. We also expect to participate in at least one subsequent well drilled on Pool B, for which we expect our proportionate share of costs to be $17,500 per well, including drilling and completion costs. We arrived at the cost estimates for subsequent wells drilled on the Prospect on the basis of the costs actually incurred by all parties in connection with the initial test well on the Prospect.

Please see "Risk Factors" starting at page 6 and, in particular, see Risk Factor number 16 regarding our management's lack of experience in oil and gas explorations.

If we raise less than $100,000 in this offering we will not be able to continue with our proposed operations. If we raise $100,000 we expect that we will be able to pay our offering expenses, pay the final costs associated with the initial test well and to participate in one more well on Pool A of the Prospect. If we raise $150,000 we will be able to pay our offering expenses, pay our final costs in respect of the initial test well and participate in two subsequent wells on Pool A. Depending upon the result of the initial test well on Pool A, we may also be able to participate in the test well on Pool B. If we raise $200,000 we will be able to pay our offering expenses, pay our final costs in respect of the initial test well, participate in two subsequent wells on Pool A, and participate in the test well on Pool B and at least one subsequent well on Pool B. The expenditures include costs for drilling and completion of the wells. We are not going to spend any sums of money or pay any more costs of our proportionate share for the drilling of subsequent wells on the Coalinga Nose Prospect until this offering is completed.

Working capital is the cost related to operating our office. We estimate that $5,000 of working capital will last our company one year. The amount includes sufficient funds for one year's worth of rent under our sublease agreement with Alpha Beta Developments Ltd. Our monthly rent is $350 and includes telephone and utilities, printing, faxing, high-speed Internet service, and the shared use of secretarial services two days per week. We have allocated the remaining $800 of working capital for miscellaneous administrative expenses such as office supplies, postage and delivery charges that we may incur during the year.

We have allocated a wide range of money to pay the costs of our proportionate share for the drilling of subsequent wells on the Coalinga Nose Prospect. That is because we do not know how much will ultimately be needed to fund these costs. If the operator of the project is successful in finding oil or gas costs of exploring will then cease. We may incur proportionate costs in development of any reserves which are discovered. On the other hand, if the operator of our project does not immediately find oil or gas, they will continue to explore. If we have to continue to explore for oil and natural gas, the costs of exploration will increase.

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgment of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

our lack of operating history

the proceeds to be raised by the offering

the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders our relative cash requirements

the price we believe a purchaser is willing to pay for our stock

See "Plan of Distribution; Terms of the Offering."

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares new investors purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of May 4, 2001, the net tangible book value of our shares of common stock was a deficit of ($97,673) or a deficit of approximately (0.02) per share based upon 5,000,000 shares outstanding.

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $102,327, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.03 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.01 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $52,327, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.03 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to $0.01 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $2,327, or approximately NIL per share. The net tangible book value of the shares held by our existing stockholders will be increased by 0.2 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to NIL per share.

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be a deficit of ($47,673), or a deficit of approximately (0.01) per share. The net tangible book value of the shares held by our existing stockholders will be increased by 0.01 per share without any additional investment on their part. New investors will incur an immediate dilution from $0.10 per share to a deficit of approximately (0.01) per share.

After completion of this offering, if 2,000,000 shares are sold, new investors will own approximately 29% of the total number of shares then outstanding for which new investors will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $277,500, or approximately $0.056 per share.

After completion of this offering, if 1,500,000 shares are sold, new investors will own approximately 23% of the total number of shares then outstanding for which new investors will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 77% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $277,500, or approximately $0.056 per share.

After completion of this offering, if 1,000,000 shares are sold, new investors will own approximately 17% of the total number of shares then outstanding for which new investors will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 71% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $277,500, or approximately $0.056 per share.

After completion of this offering, if 500,000 shares are sold, new investors will own approximately 9% of the total number of shares then outstanding for which new investors will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 91% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or assets, totalling $277,500, or approximately $0.056 per share.

The following table compares the differences of new investors' investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS
Price per share	$0.056
Net tangible book value per share before offering	($0.02)
Net tangible book value per share after offering	$0.01
Increase to present stockholders in net tangible book value per share after offering	$0.03
Capital contributions	$277,500
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholders	5,000,000
Percentage of ownership after offering	71%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
Price per share	$0.10
Dilution per share	$0.09
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	29%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.09
Capital contributions	$150,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	23%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.10
Capital contributions	$100,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	17%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD
Price per share	$0.10
Dilution per share	$0.11
Capital contributions	$50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	9%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through Talal Yassin, one of our officers and directors. Mr. Yassin will contact individuals and corporations with whom has an existing or past pre-existing business or personal relationship and will attempt to sell them our common stock. Mr. Yassin will receive no commission from the sale of any shares. Mr. Yassin will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Yassin has not sold and will not sell our securities during the periods described, except pursuant to this offering. Mr. Yassin is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Yassin is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Yassin has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Yassin intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

Only after the SEC declares our registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and in a possible investment in the offering.

Offering Period and Expiration Date

This offering will commence on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

execute and deliver a subscription agreement;

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "GEOCOM RESOURCES INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Regulation M

Our officers and directors will not be purchasing any of the shares of common stock offered by us in this offering. We and our distribution participants will comply with the provisions of Regulation M. Other than the foregoing, no consideration has been given to the compliance of Regulation M of the Exchange Act. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

BUSINESS

General

The company was incorporated in the State of Nevada on June 19, 2000 under the name Commerce Direct Inc. No business was ever commenced under the name Commerce Direct Inc. nor was the Initial List of Officers and Directors filed with the Nevada Secretary of State. On April 23, 2001 we changed our name from Commerce Direct Inc. to Geocom Resources Inc., filed our Initial List of Officers and Directors appointing our current management team, and commenced our operations. We maintain our statutory registered agent's office at Suite 880 - 50 West Liberty Street, Reno, Nevada, 89501 and our business office is located at 1030 West Georgia Street, Suite 1208, Vancouver, British Columbia, Canada V6E 4Y3. Our telephone number is (604) 662-7900. Our offices are leased from Alpha Beta Developments Inc. on a month-to-month basis and our monthly rental is $350.

Background

On May 4, 2001 we acquired an option to participate in a 5% working interest in a farmout/participation agreement with Brothers Oil and Gas Inc. ("Brothers") in respect of the exploration of certain oil and natural gas interests in the state of California referred to as the Coalinga Nose Prospect. We acquired the option by way of an assignment from Talal Yassin, our current President and a member of the board of directors, in exchange for a demand promissory note in the amount of $22,500 plus interest payable to Mr. Yassin. Pursuant to the terms of the participation agreement, we were required to make a final payment of $49,560 to Brothers by May 24, 2001 to exercise our option. Our President, Talal Yassin, paid this amount on our behalf in exchange for a demand promissory note in the amount of $49,560 plus interest. The option entitles us to participate, as described below, in any revenues that may be generated if oil or natural gas are discovered on the prospect. We intend to use the funds raised in this offering, if any, to acquire, explore and develop our own oil and gas interests. We have not yet acquired any of our own property or implemented our own program of exploration.

Current Project - The Coalinga Nose Prospect

Our first and current project involves the participation option we acquired on May 4, 2001 in respect of the Coalinga Nose Prospect. Greka, AM, Inc. ("Greka"), Nahama Natural Gas Company ("Nahama") and George Froley ("Froley") are the owners of certain oil and gas leases, divided into Blocks 1 and 2, covering the lands in Fresno County, California known as the Coalinga Nose Prospect. Production Specialties Co. ("Production") entered into a joint operating agreement with Greka, Nahama and Froley, dated January 1, 2001, whereby Production obtained a 100% working interest and a 100% net revenue interest less applicable landowner royalties covering the prospect. Production entered into a letter agreement with Brothers Oil and Gas Inc. and Olympic Resources (Arizona) Ltd. ("Olympic") whereby Production farmed out to Brothers and Olympic 100% of Production's interest in the prospect on the basis that, among other things: (a) Production would retain a 2% overriding royalty interest on all revenue earned by the working interest held by Brothers and Olympic, (b) Brothers and Olympic would each respectively agree to assume 50% of Production's interest less the 2% overriding royalty, (c) Brothers and Olympic would agree to retain a further 3% overriding royalty to be held equally by them, (d) Brothers and Olympic would farm out their interests to third parties but that any farmout which retained interests over and above the Production 2%, the Brothers 1.5% and the Olympic 1.5% would be retained by the farmor exclusively, and (d) Brothers and Olympic would agree to be bound by the joint operating agreement between Greka, Nahama and Production.

On May 1, 2001 Talal Yassin, one of our directors and our current President, acquired an option to participate in a 5% working interest in a farmout in respect of the prospect from Brothers upon his payment of $22,500. On May 4, 2001 we acquired that option to participate by way of an assignment from Mr. Yassin in exchange for a demand promissory note in the amount of $22,500 plus interest. Pursuant to the terms of the participation agreement, we were required to make a final payment of $49,560 to Brothers by May 24, 2001 to exercise our option. Our President, Talal Yassin, paid this amount on our behalf in exchange for a demand promissory note in the amount of $49,560 plus interest. The option entitles us to participate in any revenues that may be generated if oil or natural gas are discovered on the prospect. On the initial test well on the Block 1 leases, the farmees pay 100% of the cost of the initial test well to earn 74% net revenue before payout and 56.25% after payout. On subsequent wells on Block 1, the farmees earn 56.25% before and after payout. On Block 2 leases, the farmees pay 50% working interest to earn 37.5% net revenue interest.

For the initial test well on Block 1, the net revenues to us will be 5% of the 74% net revenue before payout of all parties' working interest expenditures, or 3.75%. After payout our net interest will be 5% of the 56.25% net revenue after payout of all parties' working interest expenditures, or 2.815%. For all subsequent wells on Block 1, the net revenues to us will be 5% of the 56.25% net revenue before and after payout of working interest expenditures, or 2.915%. For all wells on Block 2, the net revenues to us will be 5% of 37.5% net revenue before and after payout of working interest expenditures, or 1.875%.

Location of and Description of Prospect

The following information concerning the location and description of the Coalinga Nose Prospect is based upon the information which we have received, whether directly or indirectly, from Brothers, Production, Nahama and/or Greka.

The Coalinga Nose Prospect is a cretaceous gas prospect located in Bakersfield in Fresno County, California. The prospect area consists of 5,000 acres of leased land and is located less than one mile southeast of the East Coalinga Extension. The prospect is also less than one mile northwest of the Kettleman Hills Field.

Approximately $2,000,000 has been spent on the land including a 3-dimensional seismic survey shot in 1997 covering 16 square miles including the prospect area. The companies exploring the prospect will be targeting the Cretaceous Brown Mt. Sand in which only one well has ever been tested within the seismic shoot area which occurred in 1942. This well had significant gas shows. A shell well drilled 3 miles northwest of the seismic shoot area had oil production on a Cretaceous formation test. The Brown Mt. Sand has produced 2.4 million barrels of oil 6 miles to the northwest of the prospect area in what is referred to as "Oil City." Since the Oil City oil field was discovered in the late 1890's, no records of gas production were kept as natural gas was vented and not a valuable commodity at that time. The prospect is also on the same anticlinal trend as Kettleman Hills Field located directly southeast of the prospect area.

The prospect is to be tested with a 13,000 foot test well which will be located one mile to the northwest and 500 feet up dip of the 1942 well within the best amplitude response for this fault block.

Drilling of the initial test well commenced on July 9, 2001. It is anticipated that the drilling and completion of the initial test well will take up to 2 months. We cannot determine the precise timing of our ongoing payments for exploration costs. We have an ongoing obligation to pay our proportionate share of costs and these costs are payable whenever we receive a cash call from Production Specialties, the operator of the project.

The exploration of this prospect is an aggressive undertaking and we may not ever discover any oil or natural gas.

Employees and Employment Agreements

At present, we have no employees, other than Messrs. Yassin, Stewart and Duprés, our officers and directors, who were compensated in shares for their services. Messrs. Yassin, Stewart and Duprés, do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we are thinly capitalized and our founders have not made a commitment of financial support to meet our obligations. This is also because we have not generated any revenues and no revenues are anticipated unless and until oil or natural gas is discovered on a property in which we have an interest. Accordingly, we must raise cash from sources other than the sale of oil or natural gas. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash in order to implement our project and stay in business.

In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied first to our offering expenses and then to pay ongoing our proportionate share of costs in respect of the Coalinga Nose Prospect. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We are not going to buy or sell any equipment. We do not expect a change in our number of employees.

Limited Operating History; Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are a start-up exploration company and have not generated any revenues from our proposed operations so far. We may not be successful in our proposed business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development of our interests, and possible cost overruns due to price and cost increases in services.

We are seeking equity financing in this current offering in order pay our ongoing proportionate share of costs in respect of our 5% working interest on the Coalinga Nose Prospect. We expect these costs to be as follows. We expect to pay an additional $15,000 for completion costs in respect of the initial test well. If we are unable to make this payment we lose our entitlement to participation in any revenues arising from the initial test well. In addition, we intend to participate in at least one subsequent well on Pool A of the Prospect. We expect to pay approximately $35,000 for participation in each subsequent well on Pool A. We also expect to participate in a second test well on Pool B for which we anticipate the costs to be approximately $17,500 in total. We also expect to participate in at least one subsequent well drilled on Pool B and we expect our proportionate share of costs to be $17,500 per well, including for drilling and completion costs.

We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

From Incorporation on June 19, 2000

We are a start-up oil an gas exploration company. We do not own any oil or natural gas properties. On May 1, 2001 Talal Yassin, one of our directors and our current President, acquired a 5% working interest in a farm-out agreement from Brothers Oil & Gas Inc. in respect of the Coalinga Nose Prospect~~.~~ for $22,500. On May 4, 2001 we acquired that option by way of an assignment from Mr. Yassin in exchange for a demand promissory note in the amount of $22,500 plus interest. Pursuant to the terms of the participation agreement, we were required to make a final payment of $49,560 to Brothers by May 24, 2001 which amount would exercise our option and fund our proportionate share of the dry well costs in respect of the initial test well on Pool A. Our President, Talal Yassin, paid this amount on our behalf in exchange for a demand promissory note in the amount of $49,560 plus interest. The option entitles us to participate in any revenues that may be generated if oil or natural gas are discovered on the initial test well on the Prospect.

We have additional and ongoing obligations to pay our proportionate share of costs in respect of our 5% working interest. In respect of the initial test well on Pool A, we anticipate an obligation for us to pay an additional $15,000 for completion costs. This estimate is based on our 5% share of the completion costs of $300,000. We expect that we will have no further payment to entitle us to share in any revenues arising from the initial test well. We expect to participate in at least one subsequent well drilled in Pool A on the Prospect and anticipate the costs to be approximately $35,000 per well. We anticipate our costs to be approximately $35,000 per well, including all drilling and completion costs. This estimate is based on our net 3.75% proportionate share of costs for subsequent wells drilled in Pool A and estimated drilling and completion costs of $900,000 per well. This amount is based on the costs we have paid in respect of our proportionate interest in the initial test well. If the initial test well on Pool A is successful, we expect to participate in a second test well on Pool B and we anticipate the costs for the second test well on Pool B to be approximately $17,500 in total. This estimate is based on our net 2.5% proportionate share of costs for the test well on Pool B and estimated drilling and completion costs of $900,000 per well. We expect to participate in at least one subsequent well drilled on Pool B and we expect our proportionate share of costs to be $17,500 per well, including for drilling and completion costs.

Please see "Risk Factors" starting at page 6 and, in particular, see Risk Factor number 16 regarding our management's lack of experience in oil and gas explorations.

On the initial test well on the Block 1 leases, the farmees pay 100% of the cost of the initial test well to earn 74% net revenue before payout and 56.25% after payout. This means that for Block 1, the net revenues to us will be 5% of the 74% net revenue before payout of all parties' working interest expenditures, or 3.75%. After payout our net interest will be 5% of the 56.25% net revenue after payout of all parties' working interest expenditures, or 2.815%. On subsequent wells on Block 1, farmees earn 56.25% before and after payout. This means that for subsequent wells on Block 1, the net revenues to us will be 5% of 56.25% before and after payout, or 2.815%. On Block 2 leases, farmees pay 50% of the costs to earn 50% net revenue before payout and 37.5% after payout. This means that for Block 2, the net revenues to us will be 5% of the 50% net revenue before payout of all parties' working interest expenditures, or 2.5%. After payout our net interest will be 5% of the 37.5% net revenue after payout of all parties' working interest expenditures, or 1.875%.

Since inception, we have used our common stock to raise money, for corporate expenses and to repay outstanding indebtedness. Net cash provided by debt and equity financing activities from inception on June 19, 2000 to May 4, 2001 was $102,673 as a result of proceeds received from short-term loans and advances.

On May 4, 2001 we paid our officers a total of $275,000 in non-cash compensation by issuing them a total of 2,500,000 shares of common stock at a price of $0.11 per share. Mr. Yassin received $110,000 in non-cash compensation by the issuance of 1,000,000 shares of common stock at a price of $0.11 per share. Mr. Stewart also received $110,000 in non-cash compensation by the issuance of 1,000,000 shares of common stock at a price of $0.11 per share. Mr. Duprés received $55,000 in non-cash compensation by the issuance of 500,000 shares of common stock at a price of $0.11 per share. The officers received this non-cash compensation in lieu of any salary for the year. These officers will receive no other compensation for the year, even after this offering is complete.

On May 4, 2001 we entered into a consulting agreement with Mr. Stewart for his provision of legal advice and services in respect of this offering in exchange for the payment of $20,000 which is to be made on completion of this offering.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering on May 4, 2001. This was accounted for as a compensation expense of $275,000 and cash of $2,500.

Our material commitments for capital expenditures include offering expenses in the estimated amount of $50,000. We require funds from this offering to pay all of these costs. However, any administrative or other costs such as legal and accounting fees, rent, printing, phone services and so forth which must be paid prior to completion of this offering will be paid by Mr. Yassin in the form of short-term advances on behalf of the company.

Our remaining material commitments for capital expenditures are the ongoing costs in respect of our 5% working interest in the Coalinga Nose Prospect. We need proceeds from this offering to pay these ongoing costs. We anticipate needing $15,000 to pay for completion costs in respect of the initial test well on the Prospect. If we cannot pay this amount we will not be entitled to participate in any revenues arising from the initial test well and we will go out of business. We expect to incur costs of approximately $35,000 per well for subsequent wells drilled on Pool A of the Prospect. We expect to incur costs of approximately $17,500 per well for subsequent wells drilled on Pool B. We require proceeds from this offering to pay for these costs and if we are not able to pay our proportionate share of costs as required we will not be able to participate in any revenues arising from these subsequent wells on the Prospect.

We cannot determine the precise timing of our ongoing payments for exploration costs. We have an ongoing obligation to pay our proportionate share of costs and these costs are payable whenever we receive a cash call from Production Specialties, the operator of the project.

If we do not raise at least $100,000 in this offering we will not be able to continue any proposed operations and we will go out of business. Please see the "Risk Factors" number 6.

As of May 4, 2001, our total assets were $2,500 and our total liabilities were $100,173.

MANAGEMENT

Officers and Directors

Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address:	Age:	Position(s):
Talal Yassin 1325 Cammeray Rd. West Vancouver, BC Canada, V7S 2N2	28	President, Treasurer, Chief Financial Officer and member of the Board of Directors
Andrew B. Stewart 3301 - 1009 Expo Blvd. Vancouver, BC Canada, V6Z 2V9	29	Secretary, Corporate Finance Officer and member of the Board of Directors
Lawford Duprés 24 Westvale Ave. Glencoe Trinidad & Tobago, WI	63	Chief Technical Officer and member of the Board of Directors

The persons named above have held their offices/positions and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Talal Yassin been our President, Treasurer, Chief Financial Officer and a member of our board of directors since the inception of our business. Mr. Yassin has devoted approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

Since January 2001 Mr. Yassin has been the President and Chief Executive Officer of Universco Broadband Networks Inc., a British Columbia company providing broadband wireless communications services.

Since September 2000 Mr. Yassin has been a director of Info Touch Technologies Corp. (IFT:CDNX).

Since May 2000 Mr. Yassin has been a director and the Chief Financial Officer of Cora Capital Corp. (COD:CDNX), a CDNX Capital Pool Company the principal business of which is to find and acquire a promising business or asset. Cora is currently undergoing a merger transaction with Global American Technology Corporation, a private New Jersey company in the wireless communications industry.

Since January 2000 Mr. Yassin has been involved with the inception and financing of Transmeridian Corp., the parent company of Realestatetours.com., a Vancouver based company offering web services and marketing tools to real estate brokers.

Since 1996 Mr. Yassin has been the Vice President of Development and a director of Alpha Beta Developments Ltd., a private Vancouver based real estate development company, where he is involved in numerous aspects of the real estate and development business, including acquisitions, financing, construction and marketing.

In 1996 Mr. Yassin obtained his Bachelor of Arts Degree from Simon Fraser University, British Columbia.

Mr. Yassin is fluent in Arabic and Greek and has developed substantial contacts in the land and development industry inside and outside of North America.

Andrew B. Stewart has been our Secretary, Corporate Finance Officer and a member of our board of directors since the inception of our business. Mr. Stewart has devoted approximately 5% of his professional time to our business and intends to continue to devote this amount of time in the future.

Mr. Stewart is a practicing corporate finance lawyer in Vancouver, British Columbia where he specializes in corporate and securities law.

Since April 2001 Mr. Stewart has been the President and a director of Gusana Explorations Inc., a Vancouver based mining corporation.

Since January 2001 Mr. Stewart has been the Secretary and a director of Universco Broadband Networks Inc., a British Columbia company providing broadband wireless communications services.

From November 2000 to May 2001 Mr. Stewart practiced as a corporate and securities lawyer with Catalyst Corporate Finance Lawyers, in Vancouver, British Columbia.

From May 1999 to November 2000 Mr. Stewart practiced as a tax attorney with Thorsteinssons, Tax Lawyers, in Vancouver, British Columbia, where he assisted clients with a variety of corporate tax planning, compliance and litigation matters.

In 1998 Mr. Stewart obtained his Master of Laws from the University of Cambridge, England.

Since 1998 Mr. Stewart has been a member of the British Columbia Bar, the Canadian Bar Association, British Columbia Bar Association.

In 1997 Mr. Stewart obtained his Bachelor of Laws from the University of Alberta (Silver Medal) with Distinction.

Between 1996 and 1998 Mr. Stewart worked at a Vancouver commercial litigation firm, Hordo, Ross & Bennett.

In 1994 Mr. Stewart obtained his Bachelor of Arts from the University of British Columbia.

Lawford Duprés has been our Chief Technical Officer and a member of the board of directors since the inception of our business. Mr. Duprés has devoted approximately 1% of his professional time to our business and intends to continue to devote this amount of time in the future.

Born in Trinidad & Tobago, Mr. Duprés has thirty-four years of international experience in the Petroleum industry.

Since 1998 Mr. Duprés has been the Executive Director of the Trinidad & Tobago Bureau of Standards where he manages a staff of 185 employees engaged in the development and enforcement of standards within the manufacturing and service sectors.

From 1997 to 1998 Mr. Duprés was the President, Chief Executive Officer and managing director of the state owned Petroleum Company of Trinidad and Tobago (now Petronin). Mr. Duprés was responsible for overall company performance and the implementation of a strategic plan, targeting cost reductions, increased refinery throughputs, reorganization of corporate structure and realignment of service functions for improved efficiency and accountability, which he developed with the assistance of a major U.S. consultant. Mr. Duprés spearheaded the development of significant engineering capability within Petronin to design and implement major corporate capital works, computer based systems and new standards/specifications for its engineering division. Mr. Duprés has participated in extensive interactions with large international companies, state companies, government ministries and other state agencies during business, licensor and contract negotiations. He coordinated engineering studies and contracts development for several projects in Trinidad & Tobago involving both international and state companies.

From 1993 to 1997 Mr. Duprés was the Divisional Manager of Marketing and Business Development for Petronin where he led the marketing and business development efforts of the company to increase procurement of crude oil and refinery sales arising out of a major refinery upgrading at Pointe-a-Pierre, Trinidad. Prior to that Mr. Duprés held the position of Divisional Manager of General Engineering and Technical Services for the Trinidad and Tobago Oil Company Ltd.

From 1980 to 1990 Mr. Duprés occupied the positions of Project Executive, Divisional Manager of Planning, Technology and Information Services and Divisional Manager of General Engineering for the Trinidad & Tobago Oil Company Ltd.

Between 1964 and 1975, Mr. Duprés worked for Esso Imperial Oil Company of Canada Ltd. at the refineries in Vancouver, British Columbia and Sarnia, Ontario as well as the company's head office in Toronto, Ontario where he was involved in process engineering, logistics, facilities planning, economic analysis and refinery scheduling.

Mr. Duprés has a Bachelor of Applied Sciences Degree in Chemical Engineering from the University of British Columbia and one year of his MBA degree at the University of Toronto.

There is no familial relationship among the three members of our management.

Conflicts of Interest

We believe that we have a potential conflict of interest with our President, Talal Yassin. The potential conflict arises because we owe Mr. Yassin a total of $80,173 which he is entitled to demand repayment of at any time. This amount consists of $22,500 paid by Mr. Yassin to acquire the 5% working interest in the Coalinga Nose Prospect. Mr. Yassin assigned this interest to us in exchange for a first promissory note payable to him in the amount of $22,500 plus interest. In addition, the total loan amount from Mr. Yassin to us consists of $49,560 that was paid by Mr. Yassin on our behalf in respect of our obligation to pay our proportionate share of costs on the Coalinga Nose Prospect project and to exercise our option in respect of that interest. This amount was paid in exchange for a second promissory note payable to Mr. Yassin in the amount of $49,560 plus interest. In addition, we have incurred professional and administrative expenses of $8,113 that were paid by Mr. Yassin on our behalf in exchange for two additional promissory notes in the respective amounts of $4,043 and $4,070 plus interest. Under the terms of the promissory notes Mr. Yassin is entitled to demand repayment at any time. Mr. Yassin does not intend to exercise the notes until we are in a position to repay the same without compromising our business operations. However, the potential conflict of interest exists because Mr. Yassin may need his money before we are in a position to repay it without compromising our business operations. Furthermore, there are no agreements with Mr. Yassin regarding the exercise of any of the notes and Mr. Yassin is entitled to exercise the notes at any time if he wishes. If Mr. Yassin demands repayment of the money owed to him before we are in a position to pay it this may harm our proposed business operations and new investors may lose their investment.

Please refer to "Risk Factor" number 17 at page 11.

Other than the above, we believe that none of our directors and officers will be subject to conflicts of interest other than their devotion of time to projects that do not involve us.

EXECUTIVE COMPENSATION

Summary Compensation

Mr. Yassin, our President and one of our directors, was compensated for his services in shares of common stock in the amount of $110,000. Mr. Stewart, our Secretary and one of our directors, was compensated for his services in shares of common stock also in the amount of $110,000. Mr. Duprés, our Chief Technical Officer and one of our directors, was compensated for his services in shares of common stock in the amount of $55,000. There are no plans to compensate our officers and directors in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

On May 4, 2001 we entered into a consulting agreement with Mr. Stewart for his provision of legal advice and services in respect of this offering in exchange for the payment of $20,000 which is to be made on completion of this offering.

The following table sets forth the compensation paid to our officers and directors since our inception. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and all other compensation.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name & Principal Position	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/SARs	All LTIP Payments	Other Compensation
Talal Yassin, President, Treasurer and Chief Financial Officer	_	_	_	$110,000	_	_	_
Andrew B. Stewart, Secretary, Corporate Finance Officer	_	_	_	$110,000	_	_	_
Lawford Duprés, Chief Technical Officer	_	_	_	$55,000	_	_	_

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

We do not have any plans to pay our directors any money for their services as directors. Our directors receive compensation only in their capacity as officers or consultants, not for serving as members of the board of directors. The Board has not implemented a plan to award options.

On May 4, 2001 we entered into a consulting agreement with Mr. Stewart for his provision of legal advice and services in respect of this offering in exchange for the payment of $20,000 which is to be made on completion of this offering.

We do not expect to pay any cash salaries to our officers until such time as we generate sufficient revenues to do so.

Indemnification

Pursuant to the Restated Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be, assuming completion of the sale of all shares in this offering. Shares will be sold on a best efforts basis only and it may be the case that less than all or even no shares will be sold in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner [1]	Number of Shares Before Offering	Number of Shares After Offering	Percentage of Ownership After Offering	Percentage of Ownership If No Shares Sold in the Offering
Talal Yassin 1325 Cammeray Rd. West Vancouver, BC Canada, V7S 2N2	2,000,000	2,000,000	28.57%	40%
Andrew B. Stewart 3301 - 1009 Expo Blvd. Vancouver, BC Canada, V6E 4P1	2,000,0000	2,000,000	28.57%	40%
Lawford Duprés 24 Westvale Ave. Glencoe Trinidad & Tobago, WI	1,000,000	1,000,000	14.29%	20%
All Officers and Directors as a Group (3)	5,000,000	2,500,000	71.43%	100%

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs. Yassin, Stewart and Duprés are the only "promoters" of our company.

Future Sales by Existing Stockholders

A total of 5,000,000 shares of common stock were issued to the existing stockholders, all of which are "restricted securities," as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

have equal rateable rights to dividends from funds legally available if and when as and if declared by our board of directors;

are entitled to share rateably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Restated Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the maximum number of shares are sold, the present stockholders will own approximately 71.43% of our outstanding shares. If no shares are sold under the offering, the present stockholders will own 100% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. Also, the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors. As a result, fewer broker/dealers are willing to make a market in our stock and it may effect the level of news coverage you receive.

Stock Transfer Agent

Our stock transfer agent for our securities is The Nevada Agency And Trust Company, Suite 880 - West Liberty Street, Reno, Nevada, 89501 and its telephone number is (775) 322-0626.

CERTAIN TRANSACTIONS

We were incorporated in the State of Nevada on June 19, 2000 as Commerce Direct Inc. No business was ever commenced under the name Commerce Direct Inc. nor was the Initial List of Officers and Directors filed with the Nevada Secretary of State. On April 23, 2001 we changed our name from Commerce Direct Inc. to Geocom Resources Inc., filed our Initial List of Officers and Directors appointing our current management team, and commenced our operations.

On May 4, 2001~~,~~ we issued a total of 5,000,000 shares of restricted common stock to Talal Yassin, Andrew B. Stewart and Lawford Duprés, officers and directors of our company. This was accounted for as a compensation expense of $275,000 and cash of $2,500.

Since our inception, Mr. Yassin has advanced loans to us in the total sum of $80,173, which were used for organizational and start-up costs, legal and auditor fees, operating capital and for acquiring and exercising our participation option in respect of the Coalinga Nose Prospect. The loans bear interest at a rate of 10% per annum and have not been paid as of the date hereof. There are documents reflecting the loan but they are not due on any date certain. Mr. Yassin will accept repayment from us when money is available.

Since our inception, Mr. Stewart has provided us with legal advice and services for total sum of $20,000 which amount we have agreed to pay him on completion of this offering.

In the opinion of management, the terms of the above-described transactions were as favorable as those that could have been obtained in arms' length transactions with unaffiliated third parties.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to June 30, 2001, included in this prospectus have been audited by Davidson & Company, Independent Certified Public Accountants, 1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6, as set forth in their report included in this prospectus. Our financial statements for the period July 1, 2001 to September 30, 2001, included in this prospectus have been prepared by management, are unaudited, and have been reviewed by Davidson & Company, Independent Certified Public Accountants.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters have been passed on by Sutton Law Center, a Professional Corporation, Reno, Nevada.

The validity of certain legal matters have also been passed on by Andrew B. Stewart, the Secretary and a Director of the Company, in his capacity as a practicing corporate and securities law attorney.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant.

Our audited financial statement from inception to June 30, 2001, and our unaudited financial statement from July 1, 2001 to September 30, 2001 immediately follow:

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)

FINANCIAL STATEMENTS

JUNE 30, 2001

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Directors of
Geocom Resources Inc.
(formerly Commerce Direct Inc.)

We have audited the accompanying balance sheets of Geocom Resources Inc. (formerly Commerce Direct Inc.) as at June 30, 2001 and 2000 and the related statements of operations, stockholders' equity and cash flows for the year ended June 30, 2001, the period from date of incorporation on June 19, 2000 to June 30, 2000 and the cumulative amounts from date of incorporation on June 19, 2000 to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Geocom Resources Inc. (formerly Commerce Direct Inc.) as at June 30, 2001 and 2000 and the results of its operations and its cash flows for the year ended June 30, 2001, the period from date of incorporation on June 19, 2000 to June 30, 2000 and the cumulative amounts from date of incorporation on June 19, 2000 to June 30, 2001 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Geocom Resources Inc. (formerly Commerce Direct Inc.) will continue as a going concern. The Company is in the exploration stage and does not have the necessary working capital for its planned activity which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants
September 11, 2001

A Member of SC INTERNATIONAL
1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947 Fax (604) 687-6172

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
BALANCE SHEETS
(Expressed in U.S. dollars)
AS AT JUNE 30, 2001
		2001	2000

ASSETS
Current
Cash		$ 1,713	$ -
LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable and accrued liabilities		$ 4,231	$ -
Notes payable (Note 5)		72,060	-
Due to related party (Note 8)		24,070	-

		100,361	-
Stockholders' equity
Capital stock (Note 6)
Authorized
100,000,000	common shares with a par value of $0.00001

Issued and outstanding
5,000,000	common shares with a par value of $0.00001	50	-
Additional paid in capital		277,450	-
Deficit accumulated during the exploration stage		(376,148)	-

		(98,648)	-

Total liabilities and stockholders' equity		$ 1,713	$ -

The accompanying notes are an integral part of these financial statements.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in U.S. dollars)

	Cumulative Amounts From Date of Incorporation on June 19, 2000 to June 30, 2001	Year Ended June 30, 2001	Period From Date of Incorporation on June 19, 2000 to June 30, 2000
EXPENSES
Accounting fees	$ 2,000	$ 2,000	$ -
Acquisition of oil and gas working interest	72,060	72,060	-
Consulting fees	20,000	20,000	-
Executive compensation	275,000	275,000	-
Filing fees	235	235	-
Interest expense	188	188	-
Legal fees	3,000	3,000	-
Office and miscellaneous	715	715	-
Rent	1,400	1,400	-
Transfer agent fees	1,550	1,550	-
Loss for the period	$ (376,148)	$ (376,148)	$ -
Basic and diluted loss per share		$ (0.08)	$ -
Weighted average number of shares outstanding		5,000,000	$ -

The accompanying notes are an integral part of these financial statements.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Expressed in U.S. dollars)

	Common Stock		Additional	Deficit Accumulated During the	Total
	Shares	Amount	Paid in Capital	Exploration Stage	Stockholders' Equity
Balance, June 19, 2000 and June 30, 2000	-	$ -	$ -	$ -	$ -
Capital stock issued for cash	2,500,000	25	2,475	-	2,500
Capital stock issued for services	2,500,000	25	274,975	-	275,000
Loss for the period	-	-	-	(376,148)	(376,148)
Balance, June 30, 2001	5,000,000	$ 50	$ 277,450	$ (376,148)	$ (98,648)

The accompanying notes are an integral part of these financial statements.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)

	Cumulative Amounts From Date of Incorporation on June 19, 2000 to June 30, 2001	Year Ended June 30, 2001	Period From Date of Incorporation on June 19, 2000 to June 30, 2000
CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$ (376,148)	$ (376,148)	$ -
Items not affecting cash:
Shares issued for services	275,000	275,000	-
Acquisition of oil and gas working interest	72,060	72,060	-

Changes in non-cash working capital items
Increase in accounts payable and accrued liabilities	4,231	4,231	-
Increase in due to related party	24,070	24,070	-

Net cash used in operating activities	(787)	(787)	-
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock	2,500	2,500	-
Net cash provided by financing activities	2,500	2,500	-

Change in cash position during the period	1,713	1,713	-

Cash position, beginning of the period	-	-	-

Cash position, end of the period	$ 1,713	$ 1,713	$ -
Supplemental disclosure with respect to cash flows:
Cash paid for income taxes	$ -	$ -	$ -
Cash paid for interest	-	-	-

Supplemental disclosure of non-cash investing and financing activities:
Common shares issued for services	$ 275,000	$ 275,000	$ -
Expenses paid by related party on behalf of the Company	4,070	4,070	-
Note payable accrued for acquisition of oil and gas workinginterests	72,060	72,060	-

The accompanying notes are an integral part of these financial statements.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
JUNE 30, 2001

1. ORGANIZATION OF THE COMPANY

 The Company was incorporated on June 19, 2000 under the laws of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada.

The Company changed its name from Commerce Direct Inc., filed its Initial List of Directors and Officers, and commenced operations on April 23, 2001.

The Company entered the exploration stage in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7 on June 19, 2000. The Company plans to pursue opportunities in the oil and natural gas industry. Operations since incorporation consisted primarily of obtaining capital contributions by the initial investors and activities regarding the registration of the offering with the United States Securities and Exchange Commission.

2. GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company's management plans on raising cash from sources other than the sale of minerals found on their property on an as needed basis and in the longer term, revenues from the acquisition, exploration and development of oil and natural gas interests, if found. The Company's ability to continue as a going concern is dependent on these additional cash financings, and, ultimately, upon achieving profitable operations through the development of oil and natural gas interests.

	June 30, 2001	June 30, 2000

Deficit accumulated during the exploration stage	$ (376,148)	$ -
Working capital deficiency	(98,648)	-

3. SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
JUNE 30, 2001

3. SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

Financial instruments

The Company's financial instruments consist of cash, accounts payable and accrued liabilities, due to related party and notes payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

The fair value of the amounts due to related parties is not determinable as they have no repayment terms.

Loss per share

In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share". Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

Income taxes

Income taxes are provided in accordance with SFAS 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Accounting for derivative instruments and hedging activities

In September 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 and 138 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

Oil and gas properties

The Company has adopted the "successful efforts" method of accounting for its oil and gas exploration and development activities, as set forth in SFAS No. 19, as amended, issued by the FASB. However, due to the Company's current nascent status, the successful efforts accounting policies disclosed thereof are not applicable.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
JUNE 30, 2001

3. SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

Oil and gas properties (cont'd.....)

The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (the Statement). The Statement specifies when an impairment loss should be recognized and how impairment losses should be measured for long-lived assets to be held and used and for long-lived assets to be disposed of. In accordance with the Statement, the costs of proved oil and gas properties and equipment are periodically assessed on a lease by lease basis to determine if such costs exceed undiscounted future cash flows, and if conditions warrant an impairment reserve will be provided based on the estimated future discounted cash flows.

The Company currently has no long-lived assets and that SFAS 121 is not applicable at the current time.

Disclosure about segments of an enterprise and related information

SFAS 131, " Disclosure About Segments of an Enterprise and Related information" requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reporting segments are based on products and services, geography, legal structure, management structure, or any other manner in which the management disaggregates a company. Currently, SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment in the United States of America.

4. OIL AND NATURAL GAS PROPERTIES

The Company's current project is its option in respect of the Coalinga Nose Prospect. The project involves Greka, AM, Inc. ("Greka"), Nahama Natural Gas Company ("Nahama") and George Froley ("Froley") who are the owners of the oil and gas leases covering the lands in Fresno County, California. On January 1, 2001, Production Specialties Co. ("Production") entered into a joint operating agreement with Greka, Nahama and Froley whereby Production obtained a 100% working interest and a 100% net revenue interest less applicable landowner royalties covering the prospect. Production then entered into a letter agreement dated March 19, 2001 with Brothers Oil and Gas Inc. ("Brothers") and Olympic Resources (Arizona) Ltd. ("Olympic") whereby Production farmed out to Brothers and Olympic 100% of Production's interest in the prospect. Brothers then offered a director of the Company, an option to participate in a 5% working interest in the farmout described above.

On May 4, 2001, the director assigned to the Company his right, title and interest in the option agreement between himself and Brothers for consideration of a promissory note in the amount of $22,500. Pursuant to the terms of the participation agreement, a final payment of $49,560 would be made on behalf of the Company by the director in exchange for a second promissory note of which amount would exercise the option. Both promissory notes are subject to certain terms and conditions (Note 5). The agreement between Brothers and the Company provides that the Company as an optionee under the participation option, would earn the following:

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
JUNE 30, 2001

4. OIL AND NATURAL GAS PROPERTIES (cont'd.....)

a) On the Block 1 leases, the net revenues to the Company will be 5% of the 74% net revenue before payout of all parties' working interest expenditures, or 3.75%. After payout the Company's net interest will be 5% of the 56.25% net revenue after payout of all parties working interest expenditures, or 2.815%. On subsequent wells on Block 1, the net revenues to the Company will be 5% of 56.25% before and after payout, or 2.815%.

b) On Block 2 leases, the net revenues to the Company will be 5% of the 50% net revenue before payout of all parties working interest expenditures, or 2.5%. After payout the Company's net interest will be 5% of the 37.5% net revenue after payout of all working interest expenditures, or 1.875%.

The Company is obligated to pay its proportionate share of costs with respect to its 5% working interest.

5. NOTES PAYABLE

During the year ended June 30, 2001, the Company has issued two promissory notes to a director of the Company in the amounts of $22,500 and $49,560. Each promissory note is payable on demand to or to the order of the director and bears interest at the rate of 10% per annum. If the Company fails to pay on demand, any payment of the sum, the balance of the principal sum on the promissory note shall become immediately due and payable.

6. CAPITAL STOCK

The Company's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.00001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by shareholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal rateable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

On April 30, 2001, the Company issued 2,500,000 shares of common stock for $2,500 cash.

On April 30, 2001, the Company issued 2,500,000 shares of common stock for services at an agreed value of $275,000.

Proposed public offering of common stock

The Company is preparing a Form SB-2 registration statement with the United States Securities and Exchange Commission with an offer for sale of up to 2,000,000 common shares at a price of $0.10 per share.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
JUNE 30, 2001

7. INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	Year Ended June 30, 2001	Period From Date of Incorporation on June 19, 2000 to June 30, 2000

Loss before income taxes	$ (376,148)	$ -
Income taxes at statutory rate of 34%	$ (127,890)	$ -
Unrecognized tax benefits of losses and temporary differences	127,890	-
Total income taxes	$ -	$ -

The Company's total deferred tax asset is as follows:

	Year Ended June 30, 2001	Period From Date of Incorporation on June 19, 2000 to June 30, 2000

Tax benefit of net operating loss carryforward	$ 127,890	$ -
Valuation allowance	(127,890)	-
	$ -	$ -

The Company has a net operating loss carryforward of approximately $376,000 as at June 30, 2001, which if not used, will expire commencing in 2021. The Company has provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding realizability.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. dollars)
JUNE 30, 2001

8. RELATED PARTY TRANSACTIONS

During the year ended June 30, 2001, the Company entered into an assignment agreement with a director of the Company to acquire his option to participate in a 5% working interest in a farmout/participation agreement for an oil and natural gas exploration project in respect of certain oil and gas leases in the state of California (Note 4). The option was acquired in exchange for a promissory note dated May 4, 2001, issued by the Company to the director in the amount of $22,500 plus interest.

Pursuant to the option agreement between Brothers and the Company, payment of a final $49,560 to exercise the option was made to Brothers. The amount was paid on behalf of the Company by a director in exchange for a promissory note dated May 25, 2001, in the amount of $49,560 plus interest.

In addition, the Company incurred professional and administrative expenses of $4,070 which were paid on behalf of the Company by a director.

During the year, the Company entered into a consulting agreement with a director and officer of the Company. Pursuant to this agreement, the Company has retained the services of the director for the provision of legal advice and services in assisting the Company to obtain a quotation of its securities on the Over-The-Counter Bulletin Board in the United States. The Company shall compensate the director by paying him a total of $20,000 on the completion of a public offering of the Company made pursuant to an SB-2 Registration Statement.

There were no related party transactions for the period from the date of incorporation on June 19, 2000 to June 30, 2000.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)

FINANCIAL STATEMENTS
(Unaudited - Prepared by Management)

SEPTEMBER 30, 2001

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
BALANCE SHEETS
(Unaudited - Prepared by Management)
(Expressed in U.S. dollars)
		September 30, 2001	June 30, 2001
ASSETS
Current
Cash		$ 211	$ 1,713
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current
Accounts payable and accrued liabilities		$ 1,100	$ 4,231
Notes payable (Note 6)		72,060	72,060
Due to related parties (Note 7)		31,284	24,070
		104,444	100,361
Stockholders' deficiency
Capital stock (Note 8)
Authorized
100,000,000	common shares with a par value of $0.00001

Issued and outstanding
5,000,000	common shares with a par value of $0.00001	50	50
Additional paid in capital		277,450	277,450
Deficit accumulated during the exploration stage		(381,733)	(376,148)
		(104,233)	(98,648)
Total liabilities and stockholders' deficiency		$ 211	$ 1,713

Organization of the Company (Note 1)

The accompanying notes are an integral part of these financial statements.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited - Prepared by Management)
(Expressed in U.S. dollars)
	Cumulative Amounts From Date of Incorporation on June 19, 2000 to September 30, 2001	Three Month Period Ended September 30, 2001	Three Month Period Ended September 30, 2000
EXPENSES
Accounting fees	$ 3,000	$ 1,000	$ -
Acquisition of oil and gas working interest	72,060	-	-
Consulting fees	20,000	-	-
Executive compensation	275,000	-	-
Filing fees	235	-	-
Interest expense	1,989	1,801	-
Legal fees	4,282	1,282	-
Office and miscellaneous	1,077	362	-
Rent	2,450	1,050	-
Transfer agent fees	1,640	90	-
Loss for the period	$ (381,733)	$ (5,585)	$ -
Basic and diluted loss per common share		$ (0.01)	$ -
Weighted average number of common shares outstanding		5,000,000	$ -

The accompanying notes are an integral part of these financial statements.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' DEFICIENCY
(Unaudited - Prepared by Management)
(Expressed in U.S. dollars)

	Common Stock		Additional	Deficit Accumulated During the	Total
	Shares	Amount	Paid in Capital	Exploration Stage	Stockholders' Deficiency
Balance, June 30, 2000	-	$ -	$ -	$ -	$ -
Capital stock issued for cash	2,500,000	25	2,475	-	2,500
Capital stock issued for services	2,500,000	25	274,975	-	275,000
Loss for the year	-	-	-	(376,148)	(376,148)
Balance, June 30, 2001	5,000,000	50	277,450	(376,148)	(98,648)
Loss for the period	-	-	-	(5,585)	(5,585)
Balance, September 30, 2001	5,000,000	$ 50	$ 277,450	$ (381,733)	$ (104,233)

The accompanying notes are an integral part of these financial statements.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited - Prepared by Management)
(Expressed in U.S. dollars)

	Cumulative Amounts From Date of Incorporation on June 19, 2000 to September 30, 2001	Three Month Period Ended September 30, 2001	Three Month Period Ended September 30, 2000
CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$ (381,733)	$ (5,585)	$ -
Items not affecting cash:
Shares issued for services	275,000	-	-
Acquisition of oil and gas working interest	72,060	-	-
Accrued consulting fees	20,000	-	-
Accrued interest expenses	1,989	1,801	-
Expenses paid by related party on behalf of the Company	9,295	5,225	-
Changes in non-cash working capital items
Increase (decrease) in accounts payable and accrued liabilities	1,100	(2,943)	-
Net cash used in operating activities	(2,289)	(1,502)	-
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock	2,500	-	-
Net cash provided by financing activities	2,500	-	-
Change in cash position during the period	211	(1,502)	-
Cash position, beginning of the period	-	1,713	-
Cash position, end of the period	$ 211	$ 211	$ -
Supplemental disclosure with respect to cash flows:
Cash paid for income taxes	$ -	$ -	$ -
Cash paid for interest	-	-	-
Supplemental disclosure of non-cash investing and financing activities:
Common shares issued for services	$ 275,000	$ -	$ -
Expenses paid by related party on behalf of the Company	9,295	5,225	-
Note payable accrued for acquisition of oil and gas working Interests	72,060	-	-

The accompanying notes are an integral part of these financial statements.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited - Prepared by Management)
(Expressed in U.S. dollars)
SEPTEMBER 30, 2001

1. ORGANIZATION OF THE COMPANY

The Company was incorporated on June 19, 2000 under the laws of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada.

The Company changed its name from Commerce Direct Inc., filed its Initial List of Directors and Officers, and commenced operations on April 23, 2001.

The Company entered the development stage in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7 on June 19, 2000. The Company in the business of acquiring oil and natural gas interests. Operations since incorporation consisted primarily of obtaining capital contributions by the initial investors and activities regarding the registration of the offering with the United States Securities and Exchange Commission.

2. GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company's management plans on raising cash from sources other than the sale of minerals found on their property on an as needed basis and in the longer term, revenues from the acquisition, exploration and development of oil and natural gas interests, if found. The Company's ability to continue as a going concern is dependent on these additional cash financings, and, ultimately, upon achieving profitable operations through the development of oil and natural gas interests.

	September 30, 2001	June 30, 2001

Deficit accumulated during the exploration stage	$ (381,733)	$ (376,148)
Working capital deficiency	(104,233)	(98,648)

3. DISCLOSURE OF MANAGEMENT

In the opinion of management, the accompanying financial statements contain all adjustments necessary (consisting only of normal recurring accruals) to present fairly the financial information contained therein. These statements do not include all disclosures required by generally accepted accounting principles and should be read in conjunction with the audited financial statements of the Company for the year ended June 30, 2001. The results of operations for the period ended September 30, 2001 are not necessarily indicative of the results to be expected for the year ending June 30, 2002.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited - Prepared by Management)
(Expressed in U.S. dollars)
SEPTEMBER 30, 2001

4. SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

Financial instruments

The Company's financial instruments consist of cash, accounts payable and accrued liabilities, due to related parties and notes payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

The fair value of the amounts due to related parties is not determinable as they have no repayment terms.

Loss per share

In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share". Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

Income taxes

Income taxes are provided in accordance with SFAS 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Accounting for derivative instruments and hedging activities

In September 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 and 138 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited - Prepared by Management)
(Expressed in U.S. dollars)
SEPTEMBER 30, 2001

4. SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Oil and gas properties

The Company has adopted the "successful efforts" method of accounting for its oil and gas exploration and development activities, as set forth in SFAS No. 19, as amended, issued by the FASB. However, due to the Company's current nascent status, the successful efforts accounting policies disclosed thereof are not applicable.

The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (the Statement). The Statement specifies when an impairment loss should be recognized and how impairment losses should be measured for long-lived assets to be held and used and for long-lived assets to be disposed of. In accordance with the Statement, the costs of proved oil and gas properties and equipment are periodically assessed on a lease by lease basis to determine if such costs exceed undiscounted future cash flows, and if conditions warrant an impairment reserve will be provided based on the estimated future discounted cash flows.

The Company currently has no long-lived assets and that SFAS 121 is not applicable at the current time.

Disclosure about segments of an enterprise and related information

SFAS 131, " Disclosure About Segments of an Enterprise and Related information" requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reporting segments are based on products and services, geography, legal structure, management structure, or any other manner in which the management disaggregates a company. Currently, SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment in the United States of America.

5. OIL AND NATURAL GAS PROPERTIES

The Company's current project is its option in respect of the Coalinga Nose Prospect. The project involves Greka, AM, Inc. ("Greka"), Nahama Natural Gas Company ("Nahama") and George Froley ("Froley") who are the owners of the oil and gas leases covering the lands in Fresno County, California. On January 1, 2001, Production Specialties Co. ("Production") entered into a joint operating agreement with Greka, Nahama and Froley whereby Production obtained a 100% working interest and a 100% net revenue interest less applicable landowner royalties covering the prospect. Production then entered into a letter agreement dated March 19, 2001 with Brothers Oil and Gas Inc. ("Brothers") and Olympic Resources (Arizona) Ltd. ("Olympic") whereby Production farmed out to Brothers and Olympic 100% of Production's interest in the prospect. Brothers then offered a director of the Company, an option to participate in a 5% working interest in the farmout described above.

On May 4, 2001, the director assigned to the Company his right, title and interest in the option agreement between himself and Brothers for consideration of a promissory note in the amount of $22,500. Pursuant to the terms of the participation agreement, a final payment of $49,560 would be made on behalf of the Company by the director in exchange for a second promissory note of which amount would exercise the option. Both promissory notes are subject to certain terms and conditions (Note 6). The agreement between Brothers and the Company provides that the Company as an optionee under the participation option, would earn the following:

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited - Prepared by Management)
(Expressed in U.S. dollars)
SEPTEMBER 30, 2001

5. OIL AND NATURAL GAS PROPERTIES (cont'd...)

a) On the Block 1 leases, the net revenues to the Company will be 5% of the 74% net revenue before payout of all parties' working interest expenditures, or 3.75%. After payout the Company's net interest will be 5% of the 56.25% net revenue after payout of all parties working interest expenditures, or 2.815%. On subsequent wells on Block 1, the net revenues to the Company will be 5% of 56.25% before and after payout, or 2.815%.

b) On Block 2 leases, the net revenues to the Company will be 5% of the 50% net revenue before payout of all parties working interest expenditures, or 2.5%. After payout the Company's net interest will be 5% of the 37.5% net revenue after payout of all working interest expenditures, or 1.875%.

The Company is obligated to pay its proportionate share of costs with respect to its 5% working interest.

6. NOTES PAYABLE

During the year ended June 30, 2001, the Company has issued two promissory notes to a director of the Company in the amounts of $22,500 and $49,560. Each promissory note is payable on demand to or to the order of the director and bears interest at the rate of 10% per annum. If the Company fails to pay on demand, any payment of the sum, the balance of the principal sum on the promissory note shall become immediately due and payable.

As at September 30, 2001, the Company accrued $1,989 (September 30, 2000 - $Nil) of interest to the director of the Company. This amount has been included in the amount due to related parties.

7. RELATED PARTY TRANSACTIONS

a) During the year ended June 30, 2001, the Company entered into an assignment agreement with a director of the Company to acquire his option to participate in a 5% working interest in a farmout/participation agreement for an oil and natural gas exploration project in respect of certain oil and gas leases in the state of California (Note 5). The option was acquired in exchange for a promissory note dated May 4, 2001, issued by the Company to the director in the amount of $22,500 plus interest.

Pursuant to the option agreement between Brothers and the Company, payment of a final $49,560 to exercise the option was made to Brothers. The amount was paid on behalf of the Company by a director in exchange for a promissory note dated May 25, 2001, in the amount of $49,560 plus interest.

b) The amounts due to related parties at September 30, 2001 of $31,284 (September 30, 2000 - $Nil) are due to directors of the Company. Pursuant to a consulting agreement, the Company shall compensate a director of the Company by paying him a total of $20,000 (September 30, 2000 - $Nil) on the completion of a public offering of the Company made pursuant to an SB-2 Registration Statement. This amount, accrued as consulting fees, is non-interest bearing. The balance of the amounts due to related parties of $11,284 (September 30, 2000 - $Nil) is non-interest bearing and has no fixed terms of repayment. Of this amount, $9,295 was accrued for various expenses including accounting, legal, rent, filing and office expenses paid by a director on behalf of the Company, and $1,989 was accrued for interest expense on the notes payable (Note 6).

c) During the period ended September 30, 2001, the Company incurred professional and administrative expenses of $5,225 (September 30, 2000 - $Nil) which were paid on behalf of the Company by a director.

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited - Prepared by Management)
(Expressed in U.S. dollars)
SEPTEMBER 30, 2001

7. RELATED PARTY TRANSACTIONS (cont'd...)

The amounts charged to the Company for the services provided have been determined by negotiation among the parties and, in certain cases, are covered by signed agreements. These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

8. CAPITAL STOCK

The Company's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.00001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one non-cumulative vote per share in all matters to be voted upon by shareholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to equal rateable rights to dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

There were no shares issued during the three month period ended September 30, 2001.

Proposed public offering of common stock

The Company is preparing a Form SB-2 registration statement with the United States Securities and Exchange Commission with an offer for sale of up to 2,000,000 common shares at a price of $0.10 per share.

9. INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	Three Month Period Ended September 30, 2001	Three Month Period Ended September 30, 2000

Loss before income taxes	$ (5,585)	$ -

Income taxes (recovery) at statutory rate of 34%	$ (1,899)	$ -
Unrecognized tax benefit of losses	1,899	-

Total income taxes (recovery)	$ -	$ -

GEOCOM RESOURCES INC.
(formerly Commerce Direct Inc.)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited - Prepared by Management)
(Expressed in U.S. dollars)
SEPTEMBER 30, 2001

9. INCOME TAXES (cont'd...)

The Company's total deferred tax asset is as follows:

	September 30, 2001	June 30, 2001

Tax benefit of net operating loss carryforward	$ 129,789	$ 127,890
Valuation allowance	(129,789)	(127,890)

	$ -	$ -

The Company has a net operating loss carryforward of approximately $381,000 as at September 30, 2001, which if not used, will expire commencing in 2021. The Company has provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding realizability.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$ 100.00
Printing Expenses	$ 7,000.00
Accounting Fees and Expenses	$ 5,000.00
Legal & Consulting Fees/Expenses	$23,000.00
Blue Sky Fees/Expenses	$ 5,000.00
Transfer Agent Fees	$ 3,500.00
Miscellaneous Expenses	$ 6,400.00
TOTAL	$50,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Talal Yassin 1325 Cammeray Rd. West Vancouver, BC Canada, V7S 2N2	May 4, 2001	2,000,000	Services and $1,000 cash
Andrew B. Stewart 3301 - 1009 Expo Blvd. Vancouver, BC Canada, V6Z 2V9	May 4, 2001	2,000,000	Services and $1,000 cash
Lawford Duprés 24 Westvale Ave. Glencoe Trinidad & Tobago, WI	May 4, 2001	1,000,000	Services and $500 cash

We issued the foregoing restricted shares of common stock to Messrs. Yassin, Stewart and Duprés pursuant to Section 4(2) of the Securities Act of 1933. Messrs. Yassin, Stewart and Duprés are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K.

Exhibit No.	Document Description
* 3.1	Articles of Incorporation.
* 3.2	Bylaws.
* 4.1	Specimen Stock Certificate.
** 4.1.1	Specimen Stock Certificate, as amended.
* 5.1	Opinion of Skinner, Sutton, Watson & Rounds, P.C., regarding the legality of the Securities being registered.
** 5.1.1	Opinion of Sutton Law Center, P.C., regarding the legality of the Securities being registered.
***5.1.2	Opinion of Sutton Law Center, P.C., regarding the legality of the Securities being registered.
**** 5.1.3	Opinion of Sutton Law Center, P.C., regarding the legality of the Securities being registered.
***** 5.1.4	Opinion of Sutton Law Center, P.C., regarding the legality of the Securities being registered.
****** 5.1.5	Opinion of Sutton Law Center, P.C., regarding the legality of the Securities being registered.
5.1.6	Opinion of Sutton Law Center, P.C., regarding the legality of the Securities being registered.
* 10.1	Participation Agreement
** 10.1.1	Participation Agreement, as executed
* 10.2	Cash Call No.2
* 10.3	Assignment Agreement
* 23.1	Consent of Davidson & Company, Certified Public Accountants.
** 23.1.1	Consent of Davidson & Company, Certified Public Accountants.
***23.1.2	Consent of Davidson & Company, Certified Public Accountants.
**** 23.1.3	Consent of Davidson & Company, Certified Public Accountants.
***** 23.1.4	Consent of Davidson & Company, Certified Public Accountants.
23.1.5	Consent of Davidson & Company, Certified Public Accountants.
* 23.2	Consent of Skinner, Sutton, Watson & Rounds, P.C., (included in Exhibit 5.1)
** 23.2.1	Consent of Sutton Law Center (included in Exhibit 5.1.1)
***23.2.2	Consent of Sutton Law Center (included in Exhibit 5.1.2)
**** 23.2.3	Consent of Sutton Law Center (included in Exhibit 5.1.3)
***** 23.2.4	Consent of Sutton Law Center (included in Exhibit 5.1.4)
****** 23.2.5	Consent of Sutton Law Center (included in exhibit 5.1.5)
23.2.6	Consent of Sutton Law Center (included in exhibit 5.1.6)
* 99.1	Subscription Agreement.
**99.2	Notice of Proposed Registered Offering.
***99.2.1	Notice of Proposed Registered Offering.
**99.3	Proposed Form of Advertisement for Registered Offering.
**99.4	Initial List of Officers, Directors and Resident Agent of Commerce Direct, Inc.
**99.5	Promissory Note dated May 4, 2001.
**99.6	Promissory Note dated May 25, 2001.

*    Previously filed as an exhibit to our Form SB-2, filed June 7, 2001.
**  Previously filed as an exhibit to our Form SB-2 Amendment No.1, filed August 2, 2001.
*** Previously filed as an Exhibit to our Form SB-2 Amendment No. 2, filed September 5, 2001
**** Previously filed as an Exhibit to our Form SB-2 Amendment No. 3, filed October 1, 2001.
***** Previously filed as an Exhibit to our Form SB-2 Amendment No. 4, filed October 30, 2001
****** Previously filed as an Exhibit to our Form SB-2 Amendment No. 5, filed November 29, 2001.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 18th day of December, 2001.

GEOCOM RESOURCES INC.

BY:  /s/ Talal Yassin

Talal Yassin, President

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Talal Yassin, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Talal Yassin_____________ Talal Yassin	President, Treasurer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and member of Board of Directors	December 18, 2001
/s/ Andrew B. Stewart________ Andrew B. Stewart	Secretary, Corporate Finance Officer and member of Board of Directors	December 18, 2001
/s/ Lawford Duprés__________ Lawford Duprés	Chief Technical Officer and member of Board of Directors	December 18, 2001

SB-2/A - EXHIBIT 5.1.6

SUTTON LAW CENTER, P.C. LETTERHEAD

December 18, 2001

VIA FED-EX

The Board of Directors
Geocom Resources, Inc.
1030 West Georgia Street, #1208
Vancouver, BC
V6E 2Y3

Re: Registration Statement on Form SB-2 as filed on June 7, 2001
(Registration No. 333-62484), as amended and filed August 2, 2001 as amended and re-filed September 5, 2001, as amended and re-filed
October 1, 2001, as amended and re-filed October 30, 2001, as amended and re-filed November 29, 2001 and as amended and to be re-filed December 18, 2001

Ladies and Gentlemen:

We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the sale by Geocom Resources, Inc., a Nevada corporation (the "Company"), of an aggregate of 2,000,000 shares of the Company's common stock, par value $0.00001 per share (the "Common Stock" or the "Shares") (the "Offering").

This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (23) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form SB-2, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on June 7, 2001 (Registration No. 333-62484) (together with all exhibits thereto, the "Registration Statement"), (ii) the first amended Registration Statement filed on August 2, 2001 (the "First Amended Registration Statement"), (iii) the second amended Registration Statement filed on September 5, 2001 (the "Second Amended Registration Statement"), (iv) the third amended Registration Statement filed on October 1, 2001 (the "Third Amended Registration Statement"); (v) the fourth Amended Registration Statement amended and filed October 30, 2001 (the "Fourth Amended Registration Statement"), (vi) the fifth amended Registration Statement amended and filed on November 29, 2001 (the "Fifth Amended Registration Statement"), and (vii) the sixth amended Registration Statement to be amended and re-filed December 18, 2001 (the "Sixth Amended Registration Statement"), (viii) the Charter of the Company, as amended, (ix) the Articles of Incorporation of the Company in effect as of the date hereof (x) the Bylaws of the Company in effect as of the date hereof, (xi) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the filing of the Registration Statement, adopted at a meeting on May 4, 2001, and (xii) a specimen of the certificates representing the Shares. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In rendering this opinion, we have relied upon our review of documentation representing the transactions involving the transfer of the shares and certain other applicable documents pertaining to the status of the Company and its common stock that were furnished to us by the Company. We have also received oral representations made by certain officers and affiliates of the Company.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Members of our firm working with respect to the Company are admitted to the practice of law in the State of Nevada and the State of California and to practice federal law of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company in the Offering, described in the Registration Statement and the First, Second, Third, Fourth, Fifth and Sixth Amended Registration Statements respectively, have been duly and validly authorized for issuance, and, upon issuance and delivery of the Shares, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1.6 to Form SB-2, and its incorporation by reference as an exhibit to the Amended Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above. This law firm expressly disclaims any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify this opinion. This opinion is expressly limited to the matters stated herein, and this law firm makes no opinion, express or implied, as to any other matters relating to the Company or its securities.

Very truly yours,

/s/ sutton law center

SUTTON LAW CENTER

SB-2/A - EXHIBIT 23.1.5

DAVIDSON & COMPANY, CHARTERED ACCOUNTANTS
A Partnership of Incorporated Professionals

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 6 to Registration Statement on Form SB-2 of Geocom Resource Inc. of our report dated September 11, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants
December 12, 2001

A Member of SC International

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172

FORM 8-A
EXHIBIT 2

RESTATED ARTICLES OF INCORPORATION
OF
GEOCOM RESOURCES INC.
_________________________________________________________________

FIRST

The name of this Corporation is GEOCOM RESOURCES INC.

SECOND

Its principal office in the State of Nevada is located at 502 East John Street, Carson City, Nevada, 89706. The name and address of its resident agent is CSC Services of Nevada, Inc., at the above address.

THIRD

The purpose or purposes for which the corporation is organized:

To engage in and carry on any lawful business activity or trade, and any activities necessary, convenient, or desirable to accomplish such purposes, not forbidden by law or by these articles of incorporation.

FOURTH

The amount of the total authorized capital stock of the corporation is One Thousand Dollars ($1,000.00) consisting of One Hundred Million (100,000,000) shares of common stock of the par value of $0.00001 each.

FIFTH

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

There are three members of the Board of Directors at the date of filing these Restated Articles of Incorporation and their names and postal addresses are:

NAME POST-OFFICE ADDRESS

Talal Yassin 1325 Cammeray Rd., West Vancouver, BC, Canada, V7S 2N2
Andrew B. Stewart 2301-1331 W. Georgia St., Vancouver, BC, Canada, V6E 4P1
Lawford Duprés 24 Westvale Ave., Glencoe, Trinidad & Tobago, WI

The number of members of the Board of Directors shall not be less than one nor more than thirteen.

SIXTH

The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

SEVENTH

The corporation is to have perpetual existence.

EIGHTH

In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

Subject to the bylaws, if any, adopted by the stockholders, to make, alter, amend or repeal the bylaws of the corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities.

To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve.

By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

All the corporate powers of the corporation shall be exercised by the board of directors except as otherwise herein or in the bylaws or by law.

NINTH

Meeting of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

TENTH

This corporation reserves the right to amend alter, change or repeal any provision contained in the Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Restated Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH

The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.

A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

TWELFTH

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the board of directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

I, THE UNDERSIGNED, being a director of the company hereinbefore named, and being authorized to make and file these Restated Articles of Incorporation by the board of directors of said company, hereby declare and certify that the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of February, 2001.

/s/ Talal Yassin___________________
TALAL YASSIN
President

FORM 8-A
EXHIBIT 3

BYLAWS
OF
GEOCOM RESOURCES INC.

I. SHAREHOLDER'S MEETING.

.01 Annual Meetings.

The annual meeting of the shareholders of this Corporation, for the purpose of election of Directors and for such other business as may come before it, shall be held at the registered office of the Corporation, or such other places, either within or without the State of Nevada, as may be designated by the notice of the meeting, on the first week in November of each and every year, at 1:00 p.m., commencing in 2000, but in case such day shall be a legal holiday, the meeting shall be held at the same hour and place on the next succeeding day not a holiday.

.02 Special Meeting.

Special meetings of the shareholders of this Corporation may be called at any time by the holders of ten percent (10%) of the voting shares of the Corporation, or by the President, Secretary, or by the Board of Directors or a majority thereof. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of any special meeting called by the president or the Board of Directors, and special meetings called at the request of shareholders shall be held at such place in the State of Nevada, as may be determined by the Board of Directors and placed in the notice of such meeting.

.03 Notice of Meeting.

Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the Secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than fifty (50) days prior to the date of the meeting, and such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation.

.04 Waiver of Notice.

Notice of the time, place, and purpose of any meeting may be waived in writing and will be waived by any shareholder by his/her attendance thereat in person or by proxy. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

.05 Quorum and Adjourned Meetings.

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

.06 Proxies.

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his/her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

.07 Voting of Shares.

Except as otherwise provided in the Restated Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholder's meeting to one (1) vote for every share standing in his/her name on the books of the Corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

II. DIRECTORS.

.01 General Powers.

The business and affairs of the Corporation shall be managed by its Board of Directors.

.02 Number, Tenure and Qualifications.

The number of Directors of the Corporation shall be not less than one nor more than thirteen. Each Director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

.03 Election.

The Directors shall be elected by the shareholders at their annual meeting each year; and if, for any cause the Directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

.04 Vacancies.

In case of any vacancy in the Board of Directors, the remaining Director, whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the terms of the Director whose place shall be vacant, and until his/her successor shall have been duly elected and qualified.

.05 Resignation.

Any Director may resign at any time by delivering written notice to the Secretary or registered office of the Corporation.

.06 Meetings.

At any annual, special or regular meeting of the Board of Directors, any business may be transacted, and the Board may exercise all of its powers. Any such annual, special or regular meeting of the Board of Directors of the Corporation may be held outside of the State of Nevada, and any member or members of the Board of Directors of the Corporation may participate in any such meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; the participation by such means shall constitute presence in person at such meeting.

A. Annual Meeting of Directors.

Annual meetings of the Board of Directors shall be held immediately after the annual shareholders' meeting or at such time and place as may be determined by the Directors. No notice of the annual meeting of the Board of Directors shall be necessary.

B. Special Meetings.

Special meetings of the Directors shall be called at any time and place upon the call of the president or any Director. Notice of the time and place of each special meeting shall be given by the secretary, or the persons calling the meeting, by mail, radio, telegram, or by personal communication by telephone or otherwise at least one (1) day in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (either before or after such meeting) and will be waived by any Director in attendance at such meeting.

C. Regular Meetings of Directors.

Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board of Directors. No notice of regular meetings of the Board of Directors shall be necessary.

.07 Quorum and Voting.

A majority of the Directors presently in office shall constitute a quorum for all purposes, but a lesser number may adjourn any meeting, and the meeting may be held as adjourned without further notice. At each meeting of the Board at which a quorum is present, the act of a majority of the Directors present at the meeting shall be the act of the Board of Directors. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

.08 Compensation.

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

.09 Presumption of Assent.

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

.10 Executive and Other Committees.

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one of more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors, in reference to amending the Restated Articles of Incorporation, adoption a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange, or other disposition of all of substantially all the property and assets of the dissolution of the Corporation or a revocation thereof, designation of any such committee and the delegation thereto of authority shall not operate to relieve any member of the Board of Directors of any responsibility imposed by law.

.11 Chairman of Board of Directors.

The Board of Directors may, in its discretion, elect a chairman of the Board of Directors from its members; and, if a chairman has been elected, he/she shall, when present, preside at all meetings of the Board of Directors and the shareholders and shall have such other powers as the Board may prescribe.

.12 Removal.

Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors.

III. ACTIONS BY WRITTEN CONSENT.

Any corporate action required by the Restated Articles of Incorporation, Bylaws, or the laws under which this Corporation is formed, to be voted upon or approved at a duly called meeting of the Directors or shareholders may be accomplished without a meeting if a written memorandum of the respective Directors or shareholders, setting forth the action so taken, shall be signed by all the Directors or shareholders, as the case may be.

IV. OFFICERS.

.01 Officers Designated.

The Officers of the Corporation shall be a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any Officer may be held by the same person, except that in the event that the Corporation shall have more than one director, the offices of president and secretary shall be held by different persons.

.02 Election, Qualification and Term of Office.

Each of the Officers shall be elected by the Board of Directors. None of said Officers except the president need be a Director, but a vice president who is not a Director cannot succeed to or fill the office of president. The Officers shall be elected by the Board of Directors. Except as hereinafter provide, each of said Officers shall hold office from the date of his/her election until the next annual meeting of the Board of Directors and until his/her successor shall have been duly elected and qualified.

.03 Powers and Duties.

The powers and duties of the respective corporate Officers shall be as follows:

A. President.

The president shall be the chief executive Officer of the Corporation and, subject to the direction and control of the Board of Directors, shall have general charge and supervision over its property, business, and affairs. He/she shall, unless a Chairman of the Board of Directors has been elected and is present, preside at meetings of the shareholders and the Board of Directors.

B. Vice President.

In the absence of the president or his/her inability to act, the senior vice president shall act in his place and stead and shall have all the powers and authority of the president, except as limited by resolution of the Board of Directors.

C. Secretary.

The secretary shall:

    Keep the minutes of the shareholder's and of the Board of Directors meetings in one or more books provided for that purpose;

    See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

    Be custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to all documents as may be required;

    Keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

    Sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

    Have general charge of the stock transfer books of the corporation; and,

    In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

D. Treasurer.

Subject to the direction and control of the Board of Directors, the treasurer shall have the custody, control and disposition of the funds and securities of the Corporation and shall account for the same; and, at the expiration of his/her term of office, he/she shall turn over to his/her successor all property of the Corporation in his/her possession.

E. Assistant Secretaries and Assistant Treasurers.

The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

.04 Removal.

The Board of Directors shall have the right to remove any Officer whenever in its judgment the best interest of the Corporation will be served thereby.

.05 Vacancies.

The Board of Directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his/her successor shall have been duly elected and qualified.

.06 Salaries.

The salaries of all Officers of the Corporation shall be fixed by the Board of Directors.

V. SHARE CERTIFICATES

.01 Form and Execution of Certificates.

Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Corporation laws of the State of Nevada. They shall be signed by the president and by the secretary, and the seal of the Corporation shall be affixed thereto. Certificates may be issued for fractional shares.

.02 Transfers.

Shares may be transferred by delivery of the certificates therefore, accompanied either by an assignment in writing on the back of the certificates or by a written power of attorney to assign and transfer the same signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the Corporation until the outstanding certificate therefore has been surrendered to the Corporation.

.03 Loss or Destruction of Certificates.

In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation. A new certificate may be issued without requiring any bond, when in the judgment of the Board of Directors it is proper to do so.

VI. BOOKS AND RECORDS.

.01 Books of Accounts, Minutes and Share Register.

The Corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board of Directors and shareholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the shareholders in alphabetical order and showing their respective addresses and the number of shares held by each.

.02 Copies of Resolutions.

Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the president or secretary.

VII. CORPORATE SEAL.

The following is an impression of the corporate seal of this Corporation:

VIII. LOANS.

Generally, no loans shall be made by the Corporation to its Officers or Directors, unless first approved by the holder of two-third of the voting shares, and no loans shall be made by the Corporation secured by its shares. Loans shall be permitted to be made to Officers, Directors and employees of the Company for moving expenses, including the cost of procuring housing. Such loans shall be limited to $25,000.00 per individual upon unanimous consent of the Board of Directors.

IX. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

.01 Indemnification.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

.02 Derivative Action

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

.03 Successful Defense.

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and .02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

.04 Authorization.

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

.05 Advances.

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

.06 Nonexclusivity.

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

.07 Insurance.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

.08 "Corporation" Defined.

For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting stock of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

X. AMENDMENT OF BYLAWS.

.01 By the Shareholders.

These Bylaws may be amended, altered, or repealed at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

.02 By the Board of Directors.

These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board.

XI. FISCAL YEAR.

The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

XII. RULES OF ORDER.

The rules contained in the most recent edition of Robert's Rules of Order, Newly Revised, shall govern all meetings of shareholders and Directors where those rules are not inconsistent with the Restated Articles of Incorporation, Bylaws, or special rules or order of the Corporation.

XIII. REIMBURSEMENT OF DISALLOWED EXPENSES.

If any salary, payment, reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Corporation for the benefit of an employee is disallowed in whole or in part as a deductible expense of the Corporation for Federal Income Tax purposes, the employee shall reimburse the Corporation, upon notice and demand, to the full extent of the disallowance. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115, 1969-1 C.B. 50, and is for the purpose of entitling such employee to a business expense deduction for the taxable year in which the repayment is made to the Corporation. In this manner, the Corporation shall be protected from having to bear the entire burden of disallowed expense items.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of Geocom Resources Inc., a Nevada corporation, as in effect on the date hereof.

WITNESS my hand this 1st day of February, 2001

/s/ Andrew B. Stewart___________
Andrew B. Stewart
Secretary of Geocom Resources Inc.

FORM 8-A
EXHIBIT 4

GEOCOM RESOURCES INC.
INCORPORATION UNDER THE LAWS OF THE STATE OF NEVADA
AUTHORIZED SHARES $0.00001 PAR VALUE

NUMBER SHARES

CUSIP

See Reverse

For Certain Definitions

THIS CERTIFIES THAT

Is The Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF $0.00001 PAR VALUE COMMON

STOCK OF

GEOCOM RESOURCES INC.

Transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.

Dated:

_______________________ _________________________

Secretary SEAL President

GEOCOM RESOURCES INC.
TRANSFER FEE: $20.00 PER NEW CERTIFICATE ISSUED

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable law or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - __________ Custodian ___________ (Minor) under Uniform Gifts to Minors Act ____________ (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, _________________ hereby sell, assign and transfer unto _______________ (Please insert Social Security or other identifying number of Assignee).

_________________________________________________________________

Please print or typewrite name and address, including zip code of Assignee)

_________________________________________________________________

_________________________________________________________________

__________________________________________________________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________ attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated: _________________

_______________________________________________________________________________

Notice: The signatures to this Assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

___________________________________

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.